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                                                                Exhibit 10.13(b)


                           Interstate Hotels Company
                                Foster Plaza Ten
                               680 Andersen Drive
                         Pittsburgh, Pennsylvania 15220

                                December 2, 1997


Mr. Milton Fine
c/o Interstate Hotels Company
Foster Plaza Ten
680 Andersen Drive
Pittsburgh, Pennsylvania 15220

                    Re:  Indemnification Agreement
                         -------------------------

Dear Mr. Fine:

     The Company believes that the best interests of the Company's shareholders would be served by the Fine Shareholders (as defined below) entering into the Shareholders Agreement described below, in order to induce the other parties to such agreement to enter into the Agreement and Plan of Merger referenced therein. In consideration thereof, the Company wishes to amend the Indemnification Agreement ("Indemnification Agreement"), dated June 1996, between the undersigned. The Indemnification Agreement is hereby amended by adding the first sentence of this letter as Recital F, by deleting the definition of the term "INDEMNIFIABLE EVENT" in Section 1(c) thereof in its entirety and inserting in lieu thereof the following:

               "INDEMNIFIABLE EVENT" means any actual or asserted event or occurrence (i) related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner (whether general, limited or other), trustee, employee or agent of another corporation, partnership, joint venture, trust or other entity, whether or not for profit (including the heirs, executors, administrators or estate of such person) or anything done or not done by Indemnitee in any such capacity, or (ii) relating to, resulting from or arising out of the execution or delivery of the Shareholders Agreement, dated as of December 2, 1997 among Patriot American Hospitality, Inc., Patriot American Hospitality Operating Company and the shareholders named therein ("Fine Shareholders") and/or the consummation of any of the transactions contemplated thereby or compliance with any of the provisions thereof.

and by inserting the following definition of "Indemnitee" at the end of
Section 1:
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                    "INDEMNITEE" means each of the Fine Shareholders and any
                    trustee or beneficiary of any of the Fine Shareholders.






                                   INTERSTATE HOTELS COMPANY

                                   By: /s/ W. THOMAS PARRINGTON, JR.
                                       -----------------------------
                                           W. Thomas Parrington, Jr.
                                           President and Chief Executive Officer


Accepted and agreed to as of the date
first above written:

         /s/ MILTON FINE
-------------------------------------
             Milton Fine